                                                                   EXHIBIT 10.12


                     NEITHER THIS DEBENTURE NOR THE SHARES
                  OF COMMON STOCK ISSUABLE UPON CONVERSION OF
                 THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE
             SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES
 LAWS OF ANY STATE, AND NEITHER MAY BE SOLD WITHOUT REGISTRATION THEREOF OR AN
                             EXEMPTION THEREFROM.


                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.


          9.1% SUBORDINATED CONVERTIBLE DEBENTURE DUE JANUARY 1, 2002



April 3, 1996                                                             $1~

         THIS DEBENTURE is one of a duly authorized issue of Debentures of Mountasia Entertainment International, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the "Company"), designated as its 9.1% Subordinated Convertible Debentures Due January 1, 2002, in an aggregate principal amount not exceeding U.S. $11,422,422 (the "Debentures"). This Debenture is one of the debentures being issued pursuant, and is subject to the terms of that certain Purchase and Sale Agreement dated as of April 3, 1996 by and among Maker and Payee, among others (the "Purchase Agreement").

         FOR VALUE RECEIVED, the undersigned, MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC., a corporation duly organized under the laws of the State of Georgia (herein called the "Maker") promises to pay to 2~ or assigns (herein called the "Payee") the sum of 3~ and No/100 Dollars ($1~), together with interest on the principal

                             (continued on reverse)

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.


Dated:  April 3, 1996             By:
                                     -------------------------------------
                                           L. Scott Demerau
                                           President

(page 2 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)



hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and all other obligations (other than interest on the principal hereof or on other interest-bearing obligations of the Maker hereunder and other than other obligations of the Maker hereunder which are specifically stated herein to be cash obligations) of Maker under this Debenture, including without limitation, obligations in respect of costs, expenses and indemnities, being payable, at Maker's option, in lawful money of the United States of America by wire transfer pursuant to the instructions provided to the Maker by the Payee or in shares of the Common Stock of Maker (valued per share at the lower of (i) the average of the closing bid prices for a share of Maker's Common Stock (unless traded on the American Stock Exchange or the New York Stock Exchange, in which case the average of the last reported sales prices) for the thirty (30) days prior to the date of reference set forth herein (or if no date of reference is so specified, the date of payment) (hereinafter the "Market Price") which shares are registered in accordance with Section 9 hereof or (ii) $5.00, and said interest being payable in lawful money of the United States of America by wire transfer pursuant to the instructions provided to Maker by Payee and, provided that, except as otherwise provided herein, no limitation on the Maker's or Payee's option to require the conversion of this Debenture, whether upon the occurrence and during the continuance of a Default or otherwise, shall limit in any way the Maker's option to make payments hereunder in shares of Maker's Common Stock.

         This Debenture is subject to the following additional provisions:

         1.      [Intentionally omitted]

         2.      Purchase and Sale Agreement.   Reference is made to the
Purchase Agreement for a description of the respective rights and limitations of rights, duties and obligations of the Payee and the Maker and the provisions of the Purchase Agreement are hereby incorporated into this Debenture by reference with the full effect of such provisions being stated herein; provided, however, if any provision of the Purchase Agreement conflicts with the terms of this Debenture, then the terms of this Debenture shall govern.
The Maker will provide a copy of the Purchase Agreement to the Payee upon request to the Maker at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202-4128, telephone number (770) 442-6640. Capitalized terms used in this Debenture and not defined herein shall have the meanings set forth in the Purchase Agreement.

         3.      Interest Rate and Interest Payment.

                 (a) From and after the date hereof through maturity, the unpaid principal balance hereof shall bear interest from January 1, 1996 at a rate of nine and one-tenth percent (9.1%) per annum. Interest on said principal is due and payable quarterly in arrears on the 8th of each of January, April, July and October, commencing October 8, 1996; provided that the interest payment for the period from January 1, 1996 through June 30, 1996, to the extent not previously paid, shall be paid simultaneously with the issuance of this Debenture. In addition, at time of issuance, an amount equal to the interest that would otherwise be paid for one calendar quarter, shall be paid as a prepayment of the interest for the last quarter (or portion thereof) this Debenture is outstanding, it being acknowledged that no portion of such prepayment shall be refundable regardless of whether or not this Debenture is outstanding for the entire duration of such last quarter.

(page 3 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


                 (b) No dividend shall be declared or paid or any other distribution declared or made with respect to any class of stock of the Maker, nor shall any sums be set aside for or applied to the purchase or redemption of any shares of any class of stock of the Maker, unless and until all interest payable upon this Debenture and all other debentures issued pursuant to the Purchase Agreement (collectively, the "Debentures") has been fully paid or while there shall be continuing any Default hereunder or thereunder.

                 (c) Any partial interest payment with respect to the Debentures shall be made pro rata to all holders of the Debentures in proportion to the full amount of interest to which they would otherwise be entitled.

                 (d) If the Maker is required to make any withholding or deduction from any interest payment required hereunder to the Payee for or in respect of any present or future taxes, levies, imposts, duties, charges or fees of any nature imposed by the United States (or any political subdivision thereof or therein) (collectively, "Taxes"), (i) (x) the Maker shall make such withholding or deduction, pay such Taxes and provide the Payee with proof of such payment and (y) the amount due to the Payee from the Maker with respect to such interest payment shall be increased to the extent necessary to ensure that after making such withholding or deduction, and any withholdings or deductions required to be made in respect of any such increase, the Payee shall receive an amount equal to the amount which the Payee would have received had no such withholding or deduction been required to be made, and (ii) at the request and expense of the Maker, the Payee shall execute such documents and instruments, make such filings, and take such other actions, as Maker may reasonably request to permit Maker to request and receive for its benefit any refunds or credits with respect to the Maker's payment of any Taxes; provided, however, no failure or delay by Payee to execute such documents, make such filings or take such other actions shall excuse Maker from performance of its obligations under this Debenture.

         4. Past Due or Default Rate. Except as otherwise provided herein, all past due principal and, to the fullest extent permitted by applicable law, interest of this Debenture, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the due date at a rate equal to eighteen percent (18%). In addition, upon the occurrence and during the continuance of any Default (as defined in Section 12), the unpaid principal balance and, to the fullest extent permitted by applicable law, all due but unpaid interest thereon shall bear interest at a rate of eighteen percent (18%) per annum.

         5. Term and Principal Payments. The principal of this Debenture is due and payable in full together with all accrued but unpaid interest thereon through the payment date on January 1, 2002 as such date may be extended as hereinafter set forth (the "Maturity Date"). Without limiting the generality of the preamble to this Debenture, but subject to the other terms of this Debenture, the principal shall be paid, at Maker's option, and regardless of whether any such payment is made at maturity, following acceleration or otherwise, in the form of (i) cash, (ii) shares of Common Stock of Maker having a Fair Market Value equal to the amount of principal due and payable or (iii) a combination of cash and shares of Common Stock of Maker such that the cash plus the Fair Market Value of the shares of Common Stock shall be equal to the amount of principal due and payable. For purposes of this Section, Fair Market Value shall mean the lower of (i) the Market Price determined by reference to the Maturity Date or, if different, the date of payment, or (ii) $5.00. Any shares of Common Stock of Maker issued pursuant to this Section 5 must be registered in accordance with Section 9 hereof.

(page 4 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


         6. Prepayment. This Debenture is not subject to prepayment without the consent of the Payee, provided, however, that this Section 6 shall not limit in any way the Maker's or the Payee's option to require the conversion of this Debenture, or the automatic conversion of this Debenture, pursuant to Section 7.

         7.      Conversion.

                 (a) Conversion Generally. This Debenture shall be convertible into shares of Maker's Common Stock at the option of Payee, at the option of Maker or automatically, as provided in this Section 7. This Debenture shall be convertible into the number of fully paid and nonassessable shares of Maker's Common Stock obtained by dividing the aggregate principal balance of Debentures to be converted plus any accrued and unpaid interest thereon by the Conversion Price specified in the provision of this Section 7 pursuant to which the Debenture is being converted.

                 (b) Conversion at the Option of Payee. Payee shall have the right to convert all or a portion of this Debenture into fully paid, nonassessable, shares of Maker's Common Stock at any time after April 4, 1997 at a Conversion Price equal to the amount which is the lower of (i) the Market Price determined by reference to the date of delivery of Notice of Conversion and (ii) $5.00.

                 (c) Conversion at the Option of Maker. Maker shall have the option to require the conversion of this Debenture into fully paid, non-assessable, shares of Common Stock of Maker at any time after April 4, 1997, upon notice from Maker to Payee given no less than ninety (90) days prior to such date or any later date on which Maker elects to exercise its conversion option hereunder; provided, however, that during the period after Maker gives notice of its intention to require conversion hereunder, Payee shall have the right to convert all or a portion of this Debenture pursuant to the terms of
Section 7(b) hereof, and, further provided that Maker may not give such notice unless it believes in good faith that it will have filed and declared effective a Registration Statement (as defined in Section 9) or Resale Registration Statement (as defined in Section 9) on or before the date of conversion and may not require conversion unless the shares of Maker's Common Stock to be delivered to Payee upon such conversion will be tradeable in the hands of Payee by reason of such an effective Registration Statement or Resale Registration Statement. The Conversion Price for any conversion pursuant to this Section 7(b) shall be equal to an amount which is the lower of (i) the Market Price determined by reference to the date of conversion specified in the notice given by Maker pursuant to this Section and (ii) $5.00.

                 (d) Automatic Conversion. Any principal amount of this Debenture that has not been converted prior to December 31, 2001 will be automatically converted into fully paid, nonassessable, shares of Maker's Common Stock on December 31, 2001, at a Conversion Price equal to the amount which is the lower of (i) the Market Price determined by reference to December 31, 2001 and (ii) $5.00.

                 (e)      Merger, Sale of Assets or "Going Private"
Transaction.

                          (1)     Immediately prior to the occurrence of (i) a
consolidation or merger of Maker with or into any other corporation or corporations, or (ii) a sale, conveyance or other disposition of all or substantially all of the assets of Maker (other than to one or more wholly owned subsidiaries thereof; provided, that following any such sale, conveyance or other disposition this clause shall be

(page 5 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


applicable to any further sale, conveyance or other disposition by the transferee subsidiary or subsidiaries), or (iii) a transaction or series of related transactions in which any person or any persons acting together which would constitute a "group" for purposes of Section 13 (d) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") (other than MEI Holdings, L.P. or its affiliates) acquires more than 25% of the voting power of Maker, or (iv) the termination of registration of Maker's securities under
Section 12 of the Exchange Act or any other event which has the effect of Maker ceasing to file reports as required by Sections 13(a) or 15(d) of the Exchange Act or the failure of Maker's Common Stock to be listed on the New York Stock Exchange or the American Stock Exchange or to be quoted on the NASDAQ National Market administered by the National Association of Securities Dealers, Inc., in either case as a result of any event other than a transaction described in any of clauses (i), (ii) or (iii) (any of such events described in clauses (i), (ii), (iii), or (iv) a "Change of Control Transaction"), any principal amount of this Debenture that has not otherwise been converted pursuant to Section 7 shall be immediately and automatically converted into fully paid, nonassessable, shares of Maker's Common Stock at a Conversion Price equal to the amount which is the lower of (x) $5.00 and (y) (1) the per share merger consideration, purchase, exchange or conversion price for Maker's Common Stock in a Change of Control Transaction described in clauses (i) or (iii), (2) the aggregate purchase price (which shall include, without limitation, the amount of any liabilities assumed by the purchaser, the present value of any deferred consideration and the present value of any contingent consideration as agreed between Maker and Payee or as determined by an independent "Big Six" accounting firm chosen jointly by Maker and Payee) for a Change of Control Transaction described in clause (ii) divided by the number of shares of Maker's Common Stock outstanding at the time of such Change of Control Transaction or (3) the average of the closing bid prices (unless traded on the American Stock Exchange or the New York Stock Exchange, in which case the average of the last sales prices) of a share of Maker's Common Stock for the thirty (30) trading days prior to the effective date of a Change of Control Transaction described in clause (iv).

                          (2)     Maker or the person acquiring control of
Maker pursuant to the Change of Control Transaction shall be required to purchase the shares of Maker's Common Stock issued upon conversion of this Debenture from Payee at the closing of the Change of Control Transaction, or on the effective date thereof if there is no closing, for a cash amount per share equal to (x) the per share merger consideration, purchase, exchange or conversion price for Maker's Common Stock in a Change of Control Transaction described in clauses (i) or (iii) of the preceding paragraph (e)(1), (y) the aggregate purchase price (which shall include, without limitation, the amount of any liabilities assumed by the purchaser, the present value of any deferred consideration and the present value of any contingent consideration as agreed between Maker and Payee or as determined by an independent "Big Six" accounting firm chosen jointly by Maker and Payee) for a Change of Control Transaction described in clause (ii) of the preceding paragraph (1) divided by the number of shares of Maker's Common Stock outstanding at the time of such Change of Control Transaction or (z) the average of the closing bid prices (unless traded on the American Stock Exchange or the New York Stock Exchange, in which case the average of the last reported sales prices) of a share of Maker's Common Stock for the thirty (30) trading days prior to the effective date of a Change of Control Transaction described in clause (iv) of the preceding paragraph (1). If such cash purchase price is not paid in full when due, the unpaid portion thereof shall bear interest at an annual rate of 18% from the due date until such amount is paid in full. Any partial payment shall be made pro rata to holders of the Debentures in proportion to the full amount to which they would otherwise be entitled. Until such purchase price has been paid in full, Maker and any other entity responsible for the payment thereof shall not declare or pay any dividend

(page 6 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


or any other distribution or pay or set aside any sums for or apply any sums to the purchase or redemption of any shares of its capital stock.

                 (f) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the holder would otherwise be entitled, Maker shall pay cash to such holder in an amount equal to such fraction multiplied by the applicable Conversion Price. In order to convert this Debenture into full shares of Common Stock, the holder shall give written notice to Maker at such office that he elects to convert the same, the principal amount of this Debenture to be so converted and a calculation of the Conversion Price; provided, however, that Maker shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion until either this Debenture is delivered to Maker or its transfer agent duly endorsed, or the holder notifies Maker or its transfer agent that such Debenture has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to Maker to indemnify Maker from any loss incurred by it in connection with such Debenture or conversion occurs automatically or at the option of Maker pursuant to the provisions of this Section 7.

                 Maker shall issue and deliver within three (3) business days after delivery to Maker of this Debenture, or such agreement of indemnification, to Payee at the address of Payee specified in the notice of conversion, a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled as aforesaid. The date on which notice of conversion is given shall be deemed to be the date set forth in such notice of conversion provided that the original Debenture to be converted or such agreement of indemnification is received by the transfer agent or Maker within five (5) business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debenture to be converted or such agreement of indemnification is not received by the transfer agent or Maker within five business days after the date on which notice of conversion is given, the notice of conversion shall become null and void.

                 If Payee exercises its right to convert part but not all of this Debenture, in addition to the shares of Common Stock (or other securities, if applicable) issuable upon conversion and cash for any fractional shares, Maker will also deliver to such holder a new Debenture, of like tenor, for the principal amount of this Debenture not being converted.

                 (g) Reservation of Stock Issuable Upon Conversion. Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures being issued pursuant to the Purchase Agreement; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures issued pursuant to the Purchase Agreement, Maker will promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         8. Failure to Deliver Common Stock Upon Conversion. If upon conversion of this Debenture, Maker fails to issue shares of its Common Stock that have been registered under the Securities Act of 1933, as amended, ("Securities Act") as required under Section 9:

(page 7 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


                 (a) Payee shall have the right (subject to Section 10 hereof but notwithstanding any option of Maker set forth in this Debenture to satisfy its obligations hereunder by issuance of shares of its Common Stock) upon written notice to Maker, to rescind the conversion of this Debenture and require repayment hereunder in cash as provided in this Section 8(a). The aggregate cash repayment amount for this Debenture under this Section 8(a) shall be an amount equal to (A) the higher of (i) sum of the Fixed Value and the Additional Amount, if any, each as determined pursuant to Section 8(b) below (with the date of payment serving as the date of issuance), or (ii) the outstanding principal amount of this Debenture to have been converted plus all accrued but unpaid interest thereon to the Original Date (as defined below), or
(iii) the relevant aggregate purchase price specified in Section 7(e)(2) if this Debenture was converted in connection with a Change of Control Transaction pursuant to Section 7(e) plus (B) all accrued but unpaid interest hereon from the Original Date through the date of prepayment.

                 The cash repayment amount shall be payable by Maker to the holders of the Debentures requesting repayment in cash by wire transfer to such account as specified by such holder on the fifth day after Maker's receipt of notice from such holder of its request for repayment in cash. In the event Maker is unable or shall fail to pay the repayment amount in cash on the date due, Maker shall repay on such date the principal amount of this Debenture which it is able to repay, pro rata among all holders of the Debentures issued pursuant to the Purchase Agreement that have then given notice of repayment in cash in proportion to the full amounts to which they would otherwise be entitled if all Debentures required to be repaid were repaid, and shall pay the remainder of the repayment amount as soon as Maker is able to do so. Any unpaid portion of the repayment amount shall bear interest at an annual rate of 18% from the due date until such amount is paid in full. For so long as any repayment amount with respect to this Debenture for which repayment in cash has been requested has not been fully paid, Maker shall not declare or pay any dividend or any other distribution or pay or set aside any sums for or apply any sums to the purchase or redemption of any shares of capital stock of Maker.

                 (b) If Payee does not elect to rescind the conversion of this Debenture and require repayment hereunder in cash as provided in Section 8(a) above, then this Debenture shall remain outstanding accruing interest at eighteen percent (18%) and shall be converted into shares of Maker's Common Stock upon such date as Maker shall cause a Registration Statement or, in accordance with Section 9 hereof, Resale Registration Statement (as defined in
Section 9 below) to become effective with respect to the shares of Common Stock issuable upon such conversion. Notwithstanding the provisions of Section 7, the number of shares of Maker's Common Stock to be so issued shall be calculated as follows. First a calculation shall be made of the number of shares Payee would have received in respect of the conversion in accordance with the provisions of Section 7 (the date with reference to which Market Price would have been determined in connection with such conversion being referred to as the "Original Date") (i) based on a Conversion Price of the lower of Market Price determined with reference to the Original Date or $4.75 ("Clause (i) Number of Shares") and (ii) based on a Conversion Price of the lower of Market Price determined with reference to the Original Date or $4.50 ("Clause (ii) Number of Shares). Payee shall be entitled to receive a fixed value (the "Fixed Value") determined by multiplying the Market Price determined with reference to the Original Date by (x) the Clause (i) Number of Shares, if such issuance occurs within a period of sixty (60) days from the Original Date, and
(y) the Clause (ii) Number of Shares, if such issuance occurs after such sixty
(60) day period; provided, however, to the extent the Market Price determined with reference to the Original Date is less than $5.00 per share, Payee shall be entitled to receive an additional amount ("Additional

(page 8 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


Amount") equal to the product of (A) the difference (but not to exceed $0.25 if such issuance occurs within a period of sixty (60) days from the Original Date or $0.50 if such issuance occurs after such sixty (60) day period) between $5.00 and such Market Price multiplied times (B) the Clause (i) Number of Shares or the Clause (ii) Number of Shares, whichever is applicable. At the issuance of the registered shares, the Payee shall receive that number of shares, valued at the Market Price determined with reference to the date of issuance, having an aggregate value equal to the sum of the Fixed Value, the Additional Amount, if any, and the amount of accrued and unpaid interest on the amount of the Debenture being converted (provided that Maker may, at its option, pay such interest in cash in lieu of shares of its Common Stock). For so long as Maker shall have failed to issue upon conversion shares of its Common Stock registered under the Securities Act as required by Section 9, Maker shall not declare or pay any dividend or any other distribution or pay or set aside any sums for or apply any sums to the purchase or redemption of any shares of capital stock of Maker.

                 (c) If Payee exercises its option pursuant to Section 8(a) hereof to rescind the conversion of this Debenture and Maker fails to make the aggregate cash repayment pursuant to Section 8(a) within five days after Payee's delivery of notice of such election (including, without limitation, due to the provisions of Section 10 hereof), then the unpaid portion of the Debenture shall remain outstanding as provided in Section 8(a), accruing interest at eighteen percent (18%), with respect to such unpaid portion of the Debenture, and Maker shall pay or deliver to Payee either (i) registered shares pursuant to Section 8(b) hereof or (ii) an aggregate cash repayment pursuant to
Section 8(a) hereof, whichever Maker is first able to accomplish.

                 (d) Nothing set forth in this Section 8 is intended to relieve Maker of the obligation to continue to make payments of interest on the dates provided in Section 3 hereof. Such interest shall accrue at the rate of eighteen percent (18%) per annum from and after the Original Date upon any failure by Maker to issue registered shares of its Common Stock as required by
Section 9.

         9.      Registration.

                 (a)(1) Maker hereby agrees that any shares of Maker's Common Stock delivered to Payee in satisfaction of its obligations hereunder shall be freely tradable in the hands of Payee by reason of an effective registration statement under the Securities Act (a "Registration Statement"). Maker hereby agrees, at its sole cost and expense to file, and use its best efforts to cause to become effective prior to or simultaneously with the delivery of shares of Maker's Common Stock pursuant hereto (the "Registration Date") a Registration Statement governing the offer and sale of the Common Stock pursuant to this Debenture. If, notwithstanding the foregoing, Maker is unable to cause such a Registration Statement to become effective on or prior to the Registration Date, Maker hereby agrees that it will, at its sole cost and expense (excluding any discounts and commissions, if applicable) file, and use its best efforts to cause to become effective on or prior to the Registration Date, and to keep effective and current a Registration Statement (a "Resale Registration Statement") covering the maximum number of shares of Common Stock of the Maker issuable upon conversion of this Debenture (the "Registrable Shares"). Maker shall also use its best efforts to keep any such Resale Registration

(page 9 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


Statement, and the accompanying prospectus, effective and current under the Act at its expense for a period of one year (the "Resale Registration Period"). Notwithstanding the foregoing, if Maker's Board of Directors determines in good faith that the best interests of the Company so require, it can direct that Payee's right to effect any sale pursuant to a Resale Registration Statement shall be suspended for a period ("Time Out Period") up to sixty (60) days during which time Payee shall not effect any sale pursuant to such Resale Registration Statement. The Maker may declare two separate Time Out Periods during the Resale Registration Period but such Time Out Periods must be separated by one hundred eighty (180) days. The period of any such Time Out Periods shall be added to such one year period.

                          (2)     For purposes of this Section 9(a), the
original holders of the Debentures consist of two groups, Group A and Group B. Group A consists of Capital Trust Management Limited, Omar S. Bahateq, Clover Holdings Ltd., Al Huda Holdings Ltd., Dr. Anis F. Kassim, Saleh M. Al-Hajaj, Abdullah Al Ali Al-Musim, Alraja Establishment, Tareq Bin Saleh, Sarah Investments, Shakti Investment Holdings Ltd., Tamanca Establishment, Capital Trust S.A., and Capital Trust Investments Limited, Capital Trust Developments Limited. Group B consists of Leisure Funn, Inc., Family Funn Entertainment, Inc., and Family Entertainment Funding, L.P. For each group separately, whenever seventy-five percent (75%) in the aggregate of the shares of Maker's Common Stock acquired upon conversion of all of the Debentures issued to the original holders in a Group (including Debentures issued, directly or indirectly, in exchange for Debentures issued to the original holders) shall have been sold by the persons acquiring such shares upon conversion (excluding sales or other transfers within the relevant group or to affiliates of members thereof), then the Resale Registration Period, for such group, shall terminate on the earlier of (i) the expiration of the original term of the Resale Registration Period (including any extensions due to any Time Out Periods) as described in Section 9(a)(1) above or (ii) one hundred and twenty (120) days thereafter (plus any Time Out Period that might occur during such one hundred and twenty (120) day period).

                 (b)      Any Resale Registration Statement referred to in
Section 9 hereof shall be prepared and processed in accordance with the following terms and conditions:

                          (1)     Payee will cooperate in furnishing promptly
to Maker in writing any information requested by Maker in connection with the preparation, filing and processing of such Resale Registration Statement and agrees to comply with all requirements of the Securities Act or other laws applicable to it in connection with the offer, sale, underwriting and distribution of its respective Registrable Shares.

                          (2)     Maker will furnish to the Payee such number
of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its Registrable Shares to be qualified under the blue sky laws of those states reasonably requested by the Payee.

                          (3)     Maker will indemnify the Payee (and any
officer, director or controlling person of the Payee) and any underwriters acting on behalf of the Payee against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material facts contained in any Registration Statement filed pursuant hereto, or any document relating thereto, including all amendments and supplements, or arising out of or based upon





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the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and will reimburse the Payee (or such other aforementioned parties) or such underwriters for any legal and all other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Maker will not be liable where the untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to Maker by the Payee expressly for use therein, or solely as a result of the Payee's failure to furnish to Maker information duly requested in writing by counsel for Maker specifically for use therein. This indemnity agreement shall be in addition to any other liability Maker may have. The indemnity agreement of Maker contained in this paragraph
(c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Registrable Shares.

                          (4)     The Payee will indemnify Maker (and any
officer, director or controlling person of Maker) and any underwriters acting on behalf of Maker against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material facts contained in any Registration Statement filed pursuant hereto, or any document relating thereto, including all amendments and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and, will reimburse Maker (or such other aforementioned parties) or such underwriters for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the Payee will be liable as aforesaid only to the extent that such untrue or alleged untrue statement or omission or alleged omission is based solely upon information furnished in writing to Maker by the Payee expressly for use therein, or solely as a result of its failure to furnish Maker with information duly requested in writing by counsel for Maker specifically for use therein. This indemnity agreement contained in this paragraph (d) shall remain operative and in full force and effect regardless of any investigation made by or an behalf of any indemnified party and shall survive the delivery of and payment for Registrable Shares.

                          (5)     Promptly after receipt by an indemnified
party under this Section 9(b) of notice of the commencement of any action, such indemnified party will follow the procedures prescribed by Section 10.3 of the Purchase Agreement, which terms are incorporated herein by this reference and made a part hereof, mutatis mutandis.

                          (6)     Except as expressly set forth in Section
9(b)(vii), Maker shall bear all costs and expenses incident to any registration pursuant to this Section 9 and the legal fees and expenses of one firm representing the Payee and holders of all registrable shares under the Debentures.

                          (7)     The Payee shall pay any and all underwriters
discounts, brokerage fees and transfer taxes incident to the sale of any securities sold by the Payee pursuant to this Section 9.

         10.     Subordination

                 (a)(1) Maker, for itself, its successors and assigns, covenants and agrees, and Payee, for itself, its successors and assigns, by Payee's acceptance of this Debenture likewise covenants and





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agrees, that the Debentures represent and at all times shall remain unsecured indebtedness of Maker and the payment of the principal, interest (including, without limitation, post-petition interest accruing at the rate then applicable under the Debentures, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding) and premium (if any) on, and any and all other obligations and liabilities now or at any time or times hereafter owing by Maker to any holder of the Debentures (including, without limitation, Payee) or any other person under or in respect of this Debenture and each and all of the Debentures and any amendments, modifications, extensions, renewals, refinancings and replacements thereof (including, without limitation, obligations and liabilities in respect of expenses, costs, indemnities, conversions, redemptions and special or other contingent payments) (all of the foregoing indebtedness, obligations and liabilities, collectively, the "Subordinated Indebtedness"), together with any and all guaranties, collateral and other security, if any, for the payment of the Subordinated Indebtedness, is hereby expressly subordinated in all aspects to the prior payment in full in cash of all Senior Indebtedness (as defined below), whether such Senior Indebtedness is repaid in accordance with its terms, or upon dissolution, winding up, liquidation or reorganization of Maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), or otherwise. The provisions of this Section 10 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are hereby made beneficiaries hereunder, the same as of their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
Such provisions will not be amended without the prior written consent of all holders of Senior Indebtedness.

                          (2)     For purposes of this Debenture, "Senior
Indebtedness" shall mean all present and future loans, advances, liabilities, covenants, duties and other indebtedness or obligations of Maker or any wholly owned subsidiary of Maker for money borrowed, for indebtedness constituting the deferred purchase price of property, assets or securities (other than trade payables incurred in the ordinary course of business) and under interest rate swap, cap or collar agreements ("Hedge Agreements") constituting, or required to be entered into in respect of, Senior Secured Debt (regardless of whether any such indebtedness and other obligations are themselves subordinated to any other indebtedness or other obligation constituting Senior Indebtedness including, without limitation, to the Senior Secured Debt referred to below) and including, without limitation, any of the foregoing indebtedness or other obligations (hereinafter "Acquisition Debt") (x) incurred or assumed by Maker or any wholly owned Subsidiary of Maker in connection with any acquisition of the property, assets or securities of another person constituting a business or
(y) incurred by any such Subsidiary prior to the Maker's acquisition of such Subsidiary or (z) incurred by Maker or any wholly owned Subsidiary of Maker for purposes of refinancing of the cost of any acquisition described in clause (x) or (y) above and any and all renewals, extensions and refundings of any of the foregoing indebtedness or other obligations and as any of the foregoing may be amended, supplemented or otherwise modified from time to time (including, without limitation, amendments, supplements or modifications giving effect to increases or additions to, or restructurings or replacements of, any Senior Indebtedness), whether for principal, premium or interest (including post-petition interest accruing at the rate then applicable in respect of such indebtedness or other obligations, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding), or otherwise (including, without limitation, indebtedness and other obligations for fees, indemnities, costs and expenses), whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, unless in any instrument or instruments creating, evidencing or securing any such indebtedness or other obligations it is





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expressly provided that such indebtedness or other obligations is not superior in right of payment to the Debentures.

                          (3)     Without limiting the generality of the
foregoing, Maker and Payee acknowledge and agree that the term "Senior Indebtedness" includes, without limitation, all loans, advances, liabilities, covenants, duties and other indebtedness and obligations of Maker or any wholly owned subsidiary of Maker existing on the date hereof, or arising from time to time hereafter, and any and all renewals, extensions and refundings of any such indebtedness and other obligations, whether for principal, premium, interest (including post-petition interest accruing at the rate then applicable in respect of such indebtedness or other obligations, whether or not a claim for such post-petition interest is allowed in the related bankruptcy proceeding), fees, indemnities, costs, expenses or otherwise, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, and as any of the foregoing indebtedness or other obligations may be amended, supplemented or otherwise modified from time to time (including, without limitation, amendments, supplements or modifications giving effect to increases or additions to, or restructurings or replacements of, any such indebtedness and obligations, in each case above owing to (x) MEI Financings, L.P. ("MEIF"), its affiliates or assigns (including the anticipated replacement financing to be provided by Foothill Capital Corporation, as assignee of MEIF ("Foothill")) and
(y) any bank or other institutional lender including, without limitation, Foothill, under any credit or loan facility (including any letter of credit facility with respect thereto), including, without limitation, any such facility in addition to, or replacing, refunding, refinancing or repaying, in whole or in part, any replacement financing provided by Foothill (collectively, the "Senior Secured Debt").

                          (4)     Notwithstanding the foregoing, the aggregate
principal amount of Senior Indebtedness (other than Acquisition Debt and determining the amount of Senior Indebtedness under Hedge Agreements based on the net amounts payable thereunder) shall not exceed $50,000,000 provided in no more than three facilities (which may be layered in priority of repayment among themselves and which may include note purchase and similar facilities providing for the separate purchase by individual institutional lenders of instruments constituting one or more series of a single issue of securities) from banks and other institutional lenders (none of which can be affiliated with MEI Holdings, L.P. after the anticipated replacement financing to be provided by Foothill).

                 (b) Upon any payment or distribution of the assets of Maker or any wholly owned subsidiary of Maker or any of them of any kind or character, whether in cash, property or securities to creditors upon any dissolution, winding up, total or partial liquidation, reorganization, recapitalization or readjustment of Maker or any wholly owned subsidiary of Maker or any of them or their respective securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of Maker or any wholly owned subsidiary of Maker, or otherwise) then in such event:

                                  (i)      the holders of Senior Indebtedness
         shall be entitled to receive payment in full in cash (or to have such cash payments duly provided for in a manner satisfactory to the holders of Senior Indebtedness) of all amounts due or to become due or in respect of all Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Indebtedness;





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                                  (ii)     any payment or distribution of
         assets of Maker or any wholly owned subsidiary of Maker or any of them of any kind or character from any source whatsoever, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this
         Section 10, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid (in the case of cash) or as collateral for the payment in full of the Senior Indebtedness (in the case of non-cash property or securities), to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor as aforesaid, to the holders of such Senior Indebtedness; and

                                  (iii)     in the event that, notwithstanding
         the foregoing provisions of this Section 10(b), any payment or distribution of assets by or of Maker or any wholly owned subsidiary of Maker or any of them of any kind or character from any source whatsoever, whether in cash, property or securities, shall be received by any holder of the Subordinated Indebtedness before all such Senior Indebtedness is indefeasibly paid in full in cash and all commitments, if any, to extend credit under any Senior Indebtedness have been terminated, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered (in the same form as so received and with any necessary indorsement) by such holder to, as the case may be, the holders of such Senior Indebtedness remaining unpaid (in the case of cash) or as collateral for the payment in full in cash of the Senior Indebtedness (in the case of non-cash property or securities) to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution, or provision therefor as aforesaid, to the holders of such Senior Indebtedness.

                 (c) Each holder of Debentures agrees that unless and until all Senior Indebtedness is paid in full in cash and all commitments, if any, to extend credit under any Senior Indebtedness have been terminated, no holder of Debentures will take, demand or receive from Maker or any subsidiary of Maker or any other person, and Maker will not (and will not permit any of its subsidiaries to) make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations, provided that, unless, after giving effect to any such payment, a Senior Default (as defined in Section 10(d) below) shall have occurred and be continuing, the Maker may make, and the holders of Subordinated Indebtedness may receive, (i) regularly scheduled payments on account of interest on the Debentures or other Subordinated Indebtedness in accordance with the terms thereof and (ii) payments of principal paid in Common Stock of the Maker or, to the extent expressly required by Section 7 or 8 of the Debentures, cash; provided, however, nothing in this Section 10 shall prevent any conversion of this Debenture pursuant to
Section 7 hereof except that no cash shall be paid if a Senior Default exists or would occur.

                 (d) Upon the occurrence and during the continuance of any default or event of default under or with respect to any Senior Indebtedness (including, without limitation, any "Default" or "Event of Default" under and as defined in any agreement or instrument creating, governing or evidencing any Senior Secured Debt) ("Senior Default"), no holder of any Debenture or other Subordinated Indebtedness may (i) accelerate or take any action to accelerate the maturity of all or any





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Debenture due January 1, 2002)


portion of any Debenture or other Subordinated Indebtedness, or (ii) commence or continue any judicial proceedings against Maker or any of its subsidiaries with respect to such Debenture or other Subordinated Indebtedness, or (iii) exercise any rights or remedies under any Debenture or other Subordinated Indebtedness or at law or in equity or otherwise in respect of the collection of any Subordinated Indebtedness whether or not evidence by the Debentures, or
(iv) with respect to such Debenture or other Subordinated Indebtedness commence, or join with any creditor other than holders of Senior Secured Debt, in commencing, any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings in respect of Maker or any subsidiary of Maker or any of their respective properties or assets; provided, however, nothing in Sections 10(c) or 10(d) shall prevent Payee from taking any legal action required to preserve its rights if Payee would otherwise be foreclosed from exercising such rights ninety (90) days thereafter (e.g., to prevent the expiration of a limitations period), and Payee shall not be required to refrain from taking the actions specified in clauses (i), (ii), (iii) and (iv) above beyond ninety (90) days if no holder of Senior Indebtedness during such period commences and pursues one or more of the actions so specified in clauses (i),
(ii), (iii) and (iv) with respect to a Senior Default, provided, further, nothing in this Section 10 shall prevent Payee from rescinding any conversion pursuant to Section 8 hereof, but any obligation of Maker to pay cash pursuant to Section 8 shall remain subject to this Section 10.

                 (e) In the event that, notwithstanding the foregoing provisions of this Section 10, any payment or distribution of assets of Maker or any wholly owned subsidiary of Maker or any of them of any kind or character from any source whatsoever, whether in cash, property or securities, shall be received by any holder of any Debenture or other Subordinated Indebtedness contrary to the foregoing provisions of this Section 10 (without regard to the first proviso to Section 10(d)), such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered (in the same form as so received and with any necessary indorsement) by such holder to, as the case may be, the holders of the Senior Indebtedness, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid (in the case of cash) or as collateral for the payment in full in cash of the Senior Indebtedness remaining unpaid (in the case of non-cash property or securities), to the extent necessary to pay all such Senior Indebtedness in full in cash.

                 (f) In connection with any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings of Maker or any wholly owned subsidiary of Maker, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered at its own expense (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Debenture and all other Subordinated Indebtedness and to file claims and proofs of claims with respect to the Debenture and any other Subordinated Indebtedness. Without limiting the generality of the foregoing, if any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings is commenced by or against Maker or any wholly owned subsidiary of Maker:

                          (i) to the extent that any holder of Debentures or other Subordinated Indebtedness fails to comply with any request of a holder of Senior Indebtedness under clause (ii) below, such holder of Senior Indebtedness is irrevocably authorized and empowered at its own expense (in its own name or in the name of the holder of Debentures or other Subordinated Indebtedness or otherwise), but has no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 10(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation,





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         enforcing any security interest or other lien securing payment of the
         Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holder of Senior Indebtedness hereunder; and

                          (ii)    the holders of Debentures or other
         Subordinated Indebtedness will duly and promptly take such reasonable actions as any holder of Senior Indebtedness may request (a) to collect the Subordinated Indebtedness for the account of the holders of Senior Indebtedness and to file and prove appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (b) to execute and deliver to any holder of Senior Indebtedness such powers of attorney, assignments or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness and (c) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Indebtedness provided all such actions shall be at the expense of the holder of Senior Indebtedness making such request.

                 (g) The provisions of this Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness, as though such payment had not been made.

                 (h) Each holder of a Debenture or other Subordinated Indebtedness hereby undertakes and agrees for the benefit of Senior Indebtedness that they shall (at the expense of such holder of Senior Indebtedness) take any actions reasonably requested by any holder of such Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

                 (i) Subject to the payment in full in cash of all Senior Indebtedness and the termination of all commitments, if any, to extend credit under any Senior Indebtedness, the holders of Debentures or other Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Maker or any wholly owned subsidiary of Maker in respect of the Senior Indebtedness until the Senior Indebtedness shall be paid in full. For purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any money, property or securities to which any holder of Debentures or other Subordinated Indebtedness would be entitled to except for the provisions of this Debenture or other Subordinated Indebtedness shall be deemed, as between Maker and its creditors other than the holders of Senior Indebtedness and such holder of Debentures or other Subordinated Indebtedness, to be a payment by Maker to or on account of the Debentures or other Subordinated Indebtedness, it being understood that the provisions of this Debenture are, and are intended solely, for the purpose of defining the relative rights of the holders of Debentures or other Subordinated Indebtedness on the one hand, and the holders of Senior Indebtedness on the other hand.

                 (j) Each holder of Debentures or other Subordinated Indebtedness consents that, without the necessity of any reservation of rights against any holder of Debentures or other Subordinated Indebtedness, and without notice to or further assent by any holder of Debentures or other Subordinated Indebtedness:





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Debenture due January 1, 2002)


                          (i)     any demand for payment of any Senior
         Indebtedness may be rescinded in whole or in part and any Senior Indebtedness may be continued, and the Senior Indebtedness, or the liability of Maker or any guarantor or any other party upon or for any part thereof, or any collateral security or guaranty thereof or right of offset with respect thereto, or any obligation or liability of Maker or any wholly owned subsidiary of Maker or any other person, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by any holder of Senior Indebtedness; and

                          (ii) any Senior Indebtedness and any agreement, document or instrument governing or evidencing such indebtedness or otherwise relating thereto may be amended, modified, supplemented or terminated, in whole or in part, as the holder of such Senior Indebtedness may deem advisable from time to time, and any collateral security at any time held for the payment of any of the Senior Indebtedness may be sold, exchanged, waived, surrendered or released, in each case above in this Section 10(j) without notice to or further assent by any holder of Debentures or other Subordinated Indebtedness, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

                 (k) Each holder of Debentures or other Subordinated Indebtedness waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Indebtedness and notice of or proof of reliance by the holders of Senior Indebtedness upon the provisions of this Section 10.

                 (l) So long as any of the Senior Indebtedness shall remain outstanding (including, without limitation, any commitment to extend credit under any Senior Secured Debt), no holder of Debentures or other Subordinated Indebtedness shall, without the consent of each holder of the Senior Secured Debt, permit the Debentures or other Subordinated Indebtedness to be amended, supplemented or otherwise modified.

                 (m) To the maximum extent permitted by law, each holder of Debentures or other Subordinated Indebtedness waives any claim it might have against the holders of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the holders of Senior Indebtedness, or any part thereof, or any of the directors, officers, employees or agents of any such holder, with respect to any exercise of rights or remedies in respect of the Senior Indebtedness. No holder of Senior Indebtedness nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any collateral or guaranty for the Senior Indebtedness or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any such collateral or guaranty upon the request of Maker or any holder of Debentures or other Subordinated Indebtedness or any other person or to take any other action whatsoever with regard to any such collateral or guaranty or any part thereof.

                 (n) All powers, authorizations or agencies contained in this Debenture are coupled with an interest and are irrevocable until the Senior Indebtedness is paid in full in cash and any commitments to extend Senior Indebtedness are terminated.





                                       16
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Debenture due January 1, 2002)


         11. Default. Each of the following shall constitute a "Default" under this Debenture:

         (i) the Maker shall fail to pay the principal amount hereof and all accrued and unpaid interest on the Maturity Date as required pursuant to
Section 5 hereof including such a failure upon an election by Payee of rescission.

         (ii)    the Maker shall fail to pay interest as required pursuant to
Section 3 hereof and such failure shall continue for a period of three (3) days thereafter;

         (iii) the Maker shall fail to convert all or any portion of this Debenture as required pursuant to Section 7 hereof; provided, however, Maker's failure upon such conversion to deliver registered shares as required by
Section 9 hereof shall, subject to the following proviso, not constitute a "Default" hereunder but shall entitle Payee to the rights and remedies specified in Section 8 hereof and the voting and other rights specified in
Section 12 hereof; provided, further, however, that notwithstanding the foregoing Maker's failure to so convert all or any portion of this Debenture shall constitute a Default upon the expiration of the ninety (90) day period following the Original Date.

         (iv) Maker shall fail to pay in cash when due the amounts payable pursuant to Section 8 hereof;

         (v) Maker shall default in the performance or observance of any other covenant contained in this Debenture or in the Purchase Agreement and such default shall continue for a period of fifteen (15) days after Maker receives notice thereof from the holders of fifty percent (50%) or more of the outstanding principal amount of the Debentures;

         (v)     There shall exist an uncured, unwaived Senior Default.

         12. Voting and Other Rights. Upon the occurrence and during the continuance of a Default or upon Maker's failure upon conversion to deliver registered shares as required by Section 9 hereof, the holders of the Debentures shall be entitled, notwithstanding any of the provisions of Section 10 hereof, to vote together with the holders of the Common Stock of the Maker, voting together as one class, on all actions to be voted on by the shareholders of the Maker. The holder of this Debenture shall be entitled to a number of votes equal to the number of shares of Common Stock into which this Debenture would be convertible, assuming a Conversion Price of $4.75 during the sixty days beginning on the occurrence of such Default and $4.50 thereafter.

         Holders of the Debentures shall be entitled to notice of all shareholder meetings or written consents whether or not they would be entitled to vote at such meetings or with respect to such consents, which notice would be provided pursuant to the Maker's By-Laws and applicable statutes. Holders of the Debentures shall also be entitled to receive all reports and other information or materials distributed to the holders of the Maker' s Common Stock at the time and in the manner such items are distributed to the holders of the Maker's Common Stock.

         Except as provided in this Section 12, this Debenture shall not entitle the holder hereof to any of the rights of a shareholder of Maker.





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Debenture due January 1, 2002)


         13. Certain Covenants. (a) So long as any principal amount of the Debentures remain outstanding, all transactions between the Maker and any separate public company into which the Maker may transfer any of its operations or assets in a reorganization and all transactions between the Maker and any affiliate of the Maker (other than wholly owned subsidiaries of the Maker) shall be approved by a majority of the independent directors of the Maker's Board of Directors and will be on an arms-length basis and fair to the Maker and to such other entity or affiliate; provided, however, no further approval shall be required for any transactions pursuant to the Amended and Restated Investment Agreement between Maker and MEI Holdings, L.P. or pursuant to any other agreement or instrument entered into in connection with such Investment Agreement. For purposes of this Section 13 (a), an "affiliate of the Maker shall mean any officer, director or beneficial owner, directly or indirectly, of more than five percent of the Maker's Common Stock (and if such beneficial owner is a corporation, any person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship) or any other person which, directly or indirectly, controls or is controlled by or is under common control with the Maker. For purposes of this Section 13
(a), "control" with respect to any person shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this Section 14 (a), "independent director" shall mean each director who is not an officer or employee of the Maker or an "affiliate."

                 (b) The Maker shall, as a condition of any spin-off of its operations or assets to a separate public company in a reorganization, cause such separate public company to agree to be bound by the provisions of this Debenture applicable to it. In addition, the Maker shall, as a condition of any Change of Control Transaction to which it is a party, cause the person acquiring control of the Maker pursuant to the Change of Control Transaction to agree to be bound by the provisions of this Debenture applicable to it.

         14. Amendments. This Debenture shall not be amended without the prior written approval of the holders of at least two-thirds of the outstanding principal amount of the Debentures.

         15. Waiver. Maker and any and all sureties, guarantors and endorsers of this Debenture and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Debenture, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for the Payee, in order to enforce payment of this Debenture, to first institute or exhaust the Payee's remedies against Maker or any other party liable therefor or against any security for this Debenture.

         16. Costs of Collection. If a Default occurs hereunder or under any of the instruments securing payment hereof or if Maker shall fail upon conversion to issue shares of its Common Stock registered under the Securities Act as required by Section 9 (whether or not suit is filed), or if this Debenture is collected or enforced by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys, fees and all expenses of collection and enforcement and costs of court.

(page 19 of 17 of Mountasia Entertainment International, Inc. Convertible Debenture due January 1, 2002)


         17. Interest Adjustments. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted): accordingly, notwithstanding any provision to the contrary in this Debenture, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Debenture or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Debenture or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Debenture is accelerated in whole or in part, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Debenture or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Debenture shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness either shall be applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at the Payee's option, (iii) if, as a result of the application of the provisions of this paragraph, the Payee shall receive interest payments under this Debenture in an amount less than the amount otherwise provided hereunder, such deficit will, to the fullest extent permitted by applicable laws, cumulate and be carried forward (without interest) until the payment in full of this Debenture, and interest otherwise payable to Payee hereunder for any subsequent period shall be increased by the maximum amount of such deficit that may be so added without causing the Payee to receive interest in excess of the maximum amount then permitted by applicable laws, and (iv) upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Debenture or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidence hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by the Payee connection with such indebtedness.

         18. Applicable Law. This Debenture shall be governed and construed under the applicable laws of the State of Georgia without regard to the conflicts of law provisions thereof.

         19. No Waiver by the Payee. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Payee and handled in collection in the Payee's customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee.





                                       19